Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated
Franklin, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-206286) of Community Healthcare Trust Incorporated of (a) our report dated March 24, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2015 of the Treasure Coast Medical Pavilion Property, (b) our report dated March 24, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2015 of the Rockside Medical Property, (c) our report dated April 19, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2015 of the Parkway Professional Plaza Property, and (d) our report dated September 13, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2015 of the Mercy Health Medical Office Building Property, each of which appears in this Current Report on Form 8K.

/s/ BDO USA, LLP

Nashville, Tennessee
September 13, 2016